Exhibit 10.5

SPX 2019 STOCK COMPENSATION PLAN

TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

THIS AGREEMENT (the “Agreement”) is made between SPX Technologies, Inc., a Delaware corporation (the “Company”), and the Recipient pursuant to the SPX 2019 Stock Compensation Plan, as amended from time to time, and related plan documents (the “Plan”) in combination with an SPX Restricted Stock Unit Summary (the “Award Summary”) to be displayed at the Fidelity website. The Award Summary, which identifies the person to whom the Restricted Stock Units are granted (the “Recipient” or “Non-Employee Director”) and specifies the date (the “Award Date”) and other details of this grant of Restricted Stock Units, and the electronic acceptance of this Agreement (which also is to be displayed at the Fidelity website), are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan. The parties hereto agree as follows:

1. Grant of Restricted Stock Units. The Company hereby grants to the Recipient the number of Restricted Stock Units specified in the Award Summary (the “Award”), subject to the terms and conditions of the Plan and this Agreement. This Award shall also be subject to the terms of any applicable deferral election made by the Recipient with respect to the Restricted Stock Units. Each Restricted Stock Unit shall entitle the Recipient to a share of Common Stock when the Restricted Stock Unit ceases to be subject to any applicable Period of Restriction (as specified in Section 4 below), subject to any applicable deferral election. The Recipient must accept the Restricted Stock Unit Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company. The Award automatically shall be rescinded upon the action of the Company, in its discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Recipient indicating availability for acceptance. No payment of cash is required for the award of the Restricted Stock Units pursuant to this Agreement.

2. Restrictions. The Restricted Stock Units evidenced by this Award may not be sold, transferred, pledged, assigned, used to exercise options or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law. The Recipient shall have no rights in the Common Stock underlying the Restricted Stock Units until the Restricted Stock Units cease to be subject to any applicable Period of Restriction and the delivery of the underlying shares of Common Stock is made, or as otherwise provided in the Plan or this Agreement. The Recipient shall not have any voting rights with respect to the Restricted Stock Units, nor shall the Recipient receive or be entitled to receive any dividends or dividend equivalents with respect to the Restricted Stock Units.

3. Restricted Stock Unit Account. The Company shall maintain an account (the “Restricted Stock Unit Account” or “Account”) on its books in the name of the Recipient, which shall reflect the number of Restricted Stock Units awarded to the Recipient.

4. Period of Restriction. Subject to the provisions of the Plan and this Agreement, unless they are vested or forfeited earlier as described in Section 5, 6, or 7 of this Agreement, as applicable, the Restricted Stock Unit Award shall become vested at the close of business on the day before the date of the Company’s next regular annual meeting of shareholders held after the grant of this Award, if the Non-Employee Director remains a member of the Board through that time. Only a whole number of Restricted Stock Units shall become vested as of any given Vesting Date. If the number of Restricted Stock Units determined as of a Vesting Date is a fractional number, the number vesting shall be rounded up to the nearest whole number with any fractional portion carried forward.

Upon vesting, all vested Restricted Stock Units shall cease to be considered Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement and any applicable deferral election, and except as otherwise provided in the Agreement (including Section 15) and any applicable deferral election, the Recipient shall be entitled to receive one share of Common Stock for each vested Restricted Stock Unit in the Recipient’s Account.

5. Treatment Upon Disability or Death. If, while the Restricted Stock Units are subject to any applicable Period of Restriction, the Recipient experiences a termination of Service by reason of Disability or death, then the Restricted Stock Units shall become fully vested as of the date of such termination of Service without regard to the Period of Restriction set forth in Section 4 of this Agreement.

6. Forfeiture upon Termination due to Reason other than Disability or Death. If, while the Restricted Stock Units are subject to any applicable Period of Restriction, the Recipient experiences a termination of Service for any reason other than the Recipient’s Disability or death, and subject to 7, then the Recipient shall forfeit any Restricted Stock Units that are subject to the Period of Restriction on the date of such termination of Service.

7. Change of Control. In the event of a Change of Control, and subject to Section 8, the Restricted Stock Units subject to any applicable Period of Restriction shall become fully vested as of the Change of Control and shall cease to be subject to the Period of Restriction set forth in Section 4 of this Agreement.

8. Effect of Change of Control. In the event of a Change of Control (and subject to any applicable deferral election):

(a) No cancellation, termination, lapse of Period of Restriction, settlement or other payment shall occur with respect to any Restricted Stock Units if the Board (as constituted immediately prior to the Change of Control) reasonably determines, in good faith, prior to the Change of Control that the Restricted Stock Units shall be honored or assumed or new rights substituted therefor by an Alternative Award, in accordance with the terms of Section 13.5 of the Plan.

(b) Notwithstanding Section 8(a), if an Alternative Award meeting the requirements of Section 13.5 of the Plan cannot be issued, or the Board so determines at any time prior to the Change of Control, any Restricted Stock Units subject to an applicable Period of Restriction shall become fully vested and free of any Period of Restriction immediately prior to the Change of Control.

(c) Notwithstanding Sections 7, 8(a) and 8(b), and subject to Section 13.4 of the Plan, the Board (as constituted immediately prior to the Change of Control) may, in its discretion, cancel any Restricted Stock Units in exchange for an amount equal to the Change of Control Price multiplied by the aggregate number of shares of Common Stock covered by such Award.

9. Adjustment in Capitalization. In the event of any change in the Common Stock of the Company through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, extraordinary cash dividend or other distribution of assets by the Company or recapitalization, merger, consolidation, exchange of shares, or a similar event, the number of Restricted Stock Units subject to this Agreement shall be equitably adjusted by the Board to preserve the intrinsic value of any Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Restricted Stock Units, and/or if reasonably determined in good faith by the Board prior to such adjustment event, that the Restricted Stock Units (in whole or in part) shall be replaced by Alternative Awards meeting the requirements set forth in Section 13.5 of the Plan. In addition, the Board may make provisions for a cash payment to a Recipient in such event. The number of shares of Common Stock or other equity interests underlying the Restricted Stock Units shall be rounded to the nearest whole number. Any such adjustment shall not result in adverse tax consequences to the Recipient under Code Section 409A.

10. Delivery of Stock Certificates or Cash. Subject to the requirements of Sections 11 and 12 below, as promptly as practicable after the Restricted Stock Units should be settled and paid on such date as otherwise provided in accordance with this Agreement (and any applicable deferral election), but in no event later than 60 days after such date, the Company may, if applicable, cause to be issued and delivered to the Recipient, the Recipient’s legal representative, or a brokerage account for the benefit of the Recipient, as the case may be, certificates for the shares of Common Stock that correspond to the vested Restricted Stock Units, or, pursuant to Section 8, a check shall be delivered to the last known address of the Recipient.

11. Tax Withholding. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax”) that the Recipient is required to bear pursuant to all applicable laws, the Recipient hereby acknowledges and agrees that the ultimate liability for all Tax is and remains the responsibility of the Recipient.

Prior to receipt of any shares of Common Stock that correspond to settlement of vested Restricted Stock Units, the Recipient shall pay or make adequate arrangements satisfactory to the Company and/or any Subsidiary of the Company to satisfy all withholding and payment obligations of the Company and/or any Subsidiary of the Company. In this regard, the Recipient authorizes the Company and/or any Subsidiary of the Company to withhold all applicable Tax legally payable by the Recipient from the Recipient’s wages or other cash compensation paid to the Recipient by the Company and/or any Subsidiary of the Company or from the proceeds of the sale of shares of Common Stock. Alternatively, or in addition, the Company may sell or arrange for the sale of Common Stock that the Recipient is due to acquire to satisfy the withholding obligation for Tax and/or withhold any Common Stock (not to exceed maximum statutory rates). Finally, the Recipient agrees to pay the Company or any Subsidiary of the Company any amount of any Tax that the Company or any Subsidiary of the Company may be required to withhold as a result of the Recipient’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver Common Stock if the Recipient fails to comply with its obligations in connection with the tax as described in this section.

The Company advises the Recipient to consult a lawyer or accountant with respect to the tax consequences for the Recipient under the Plan.

The Company and/or any Subsidiary: (a) make no representations or undertakings regarding the tax treatment in connection with the Plan; and (b) do not commit to structure the Plan to reduce or eliminate the Recipient’s liability for Tax.

12. Securities Laws. This Award is a private offer that may be accepted only by a Recipient who is a director of a Subsidiary of the Company and who satisfies the eligibility requirements outlined in the Plan and the Board’s administrative procedures. This Award may not be registered with the body responsible for regulating offers of securities in the Recipient’s country. The future value of Common Stock acquired under the Plan is unknown and could increase or decrease.

Neither the Plan nor any offering materials related to the Plan may be distributed to the public. The Common Stock should be resold only on the New York Stock Exchange and should not be resold to the public except in full compliance with all applicable securities laws.

If a Registration Statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be issued pursuant to this Agreement, the Recipient hereby represents that the Recipient is acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that the Recipient shall not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

13. No Legal Rights. Neither the Plan nor this Agreement confers on the Recipient any legal or equitable rights (other than those related to the Restricted Stock Unit Award) against the Company or any Subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any Subsidiary.

14. Plan Terms and Board Authority. This Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as any applicable deferral election and such rules and regulations as the Board may adopt for administration of the Plan. It is expressly understood that the Board is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Recipient. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.

15. Compliance with Code Section 409A. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Award is intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan and the Agreement shall be construed and interpreted in accordance with such intent. References in the Plan and this Agreement to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A. Any payment or distribution that is to be made to a Recipient who is a “specified employee” of the Company or a Subsidiary of the Company within the meaning of that term under Code Section 409A and as determined by the Board, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

16. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered under this Agreement. The Board shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

17. Amendment. The Board may at any time amend, modify or terminate the Plan and this Agreement; provided, however, that no such action of the Board shall adversely affect the Recipient’s rights under this Agreement without the consent of the Recipient. The Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board and the Company make no representations that the Award shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the Award.

18. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or the Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.

19. Governing Law and Jurisdiction. The Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan shall be exclusively in the courts in the State of North Carolina, County of Mecklenburg, United States of America, including the Federal Courts located therein (should Federal jurisdiction exist). As consideration for and by accepting the Award, the Recipient agrees that the Governing Law and Jurisdiction provisions of this Section 19 shall supersede any Governing Law or similar provisions contained or referenced in any prior equity awards made by the Company or a predecessor of the Company to the Recipient, and, accordingly, such prior equity awards shall become subject to the terms and conditions of the Governing Law and Jurisdiction provisions of this Section 19.

20. Successors. All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, spin-off, consolidation or otherwise.

21. Compensation Recovery. This Award shall be subject to any compensation recovery policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company. As consideration for and by accepting the Award, the Recipient agrees that all prior equity awards made by the Company or a predecessor of the Company to the Recipient shall become subject to the terms and conditions of the provisions of this Section 21.

22. Language. If the Recipient has received this Agreement or any other document related to the Plan translated into a language other than English and the translated version is different than the English version, the English version shall control.

23. Further Assurances. The Recipient agrees to use his or her reasonable efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Recipient’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.